UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12

Insured Municipal Income Fund Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Insured Municipal Income Fund Inc.
51 West 52nd Street
New York, New York 10019-6114

September 3, 2008

TIME TO VOTE IS RUNNING OUT –
YOUR PROMPT ATTENTION IS REQUESTED

IMPORTANT
URGENT PROXY VOTING REQUEST

Several weeks ago we mailed you proxy information to enable you to vote on the election of directors for your fund.

The Annual Meeting of Shareholders originally scheduled for July 17, 2008, was adjourned to September 3, 2008, at 10:00 a.m. (Eastern time) due to an insufficient number of votes being represented in person or by proxy at the meeting. The meeting was further adjourned for a final time earlier today until Friday, September 12, 2008, at 10:00 a.m. (Eastern Time), again due to an insufficient number of votes being present.

As such, we ask that you vote by returning the enclosed proxy card in the pre-paid envelope or follow the instructions for internet or phone voting that appear on the card. Shareholders who hold more than one account in the fund will receive a separate card for each account and should vote each card.

REGARDLESS OF THE NUMBER OF SHARES THAT YOU HOLD, YOUR VOTE IS IMPORTANT! PLEASE HELP US ENSURE THAT A QUORUM IS PRESENT AT THE MEETING BY COMPLETING AND RETURNING THE ATTACHED WHITE PROXY CARD TODAY. ALTERNATIVELY, YOU MAY VOTE BY TELEPHONE OR INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD.